Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Century Aluminum Company of our report dated February 24, 2004 relating to the financial statements of Nordural hf, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

February 11, 2005

PricewaterhouseCoopers LLP
Reykjavik, Iceland

/s/ Reynir Vignir
Reynir Vignir
State Authorized Public Accountant